UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 29, 2023

KENILWORTH SYSTEMS CORPORATION
(Exact name of Registrant as Specified in its Charter)

Wyoming	0-08962	84-1641415
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

721 Beach Street, Daytona Beach  FL  32114

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (312) 372-6900

Former Address:  185 Willis Ave., Mineola, NY 11501

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:  NONE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 29, 2023, Neil Kleinman resigned as a Director and Officer of the Company, effective immediately.  Mr. Kleinman provided the Registrant with a Letter of Resignation which is attached as an Exhibit to this Report.  Mr. Kleinman was provided with a copy of this disclosure.   With this Resignation, Dan W. Snyder is the sole Director of the Registrant, and serves as President of the Registrant.

Item 9.01 Financial Statements and Exhibits

17.1	Correspondence regarding departure of Director
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KENILWORTH SYSTEMS CORPORATION

Date: April 5, 2023	By:	/s/ Dan W. Snyder
	Name:	DAN W. SNYDER
	Title:	President

3